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                     ARTESYN TECHNOLOGIES, INC. SUBSIDIARIES

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Entity                                                              Jurisdiction of Incorporation or Organization
Artesyn International Ltd.                                          Cayman Islands
Artesyn North America, Inc.                                         Delaware
Artesyn Netherlands B.V.                                            Netherlands
Artesyn Technologies Communications                                 Wisconsin
Products, Inc.
Artesyn Delaware, Inc.                                              Delaware
Azcore Corporation                                                  Delaware
Artesyn Asset Management, Inc.                                      Delaware
Artesyn Communication Products Investment, Inc.                     Delaware
Artesyn Communication Products, LLC                                 Delaware
Artesyn Delaware LLC                                                Delaware
Real Time Digital, Inc.                                             New Jersey
Artesyn FSC, Inc.                                                   Barbados
Artesyn Austria GmbH                                                Austria
Artesyn Austria GmbH & Co. KG                                       Austria
Artesyn Holding GmbH                                                Austria
Artesyn Technologies Asia Pacific Ltd.                              Hong Kong
Artesyn Ireland Ltd.                                                Cayman Islands
Artesyn Cayman LP                                                   Cayman Islands
Artesyn International Ltd.                                          Cayman Islands
Artesyn Holdings (Ireland) Ltd.                                     Ireland
C.P. Power Products (Zhong Shan) Co., Ltd.                          People's Republic of China
Artesyn (U.K.) Ltd.                                                 United Kingdom
Artesyn Communications Products UK Ltd.                             Scotland
Spider Software Ltd.                                                Scotland
Spider Software, Inc.                                               Massachusetts
Artesyn France S.A.R.L.                                             France
Artesyn Germany GmbH                                                Germany
Artesyn Germany GbR                                                 Germany
Artesyn GmbH & Co. KG                                               Germany
Artesyn Elektronisch Gerate Beteiligungs-und                        Germany
Verwaltungs GmbH
Artesyn Hungary Elektronikai kft                                    Hungary
Artesyn Technologies Intellectual Property                          Hungary
  Licensing Liability Company
Artesyn Energy Systems S.P.A                                        Italy
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